EXHIBIT A
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                           JOINT FILING AGREEMENT
                           ----------------------

The undersigned agree that the foregoing Statement on Schedule 13G is being filed with the Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k).

Dated:  June 14, 2001

                                    THE BEACON GROUP III - FOCUS
                                    VALUE FUND, L.P.
                                    By:  Beacon Focus Value Investors,
                                    LLC, its general partner
                                    By:  Focus Value GP, Inc., a member
                                    By  /s/ Eric Wilkinson
                                      ------------------------------------
                                    Name:   Eric Wilkinson
                                            -----------------
                                    Title:  Managing Director


                                    BEACON FOCUS VALUE INVESTORS, LLC
                                    By:  Focus Value GP, Inc., a member
                                    By  /s/ Eric Wilkinson
                                      ------------------------------------
                                    Name:   Eric Wilkinson
                                            -----------------
                                    Title:  Managing Director

                                    FOCUS VALUE GP, INC.
                                    By:  /s/ Eric Wilkinson
                                       -----------------------------------
                                    Name:   Eric Wilkinson
                                            -----------------
                                    Title:  Managing Director